EXHIBIT 99.1

American Science and Engineering, Inc.  Board of Directors Elects
Hamilton W. Helmer as Chairman

BILLERICA, Mass. — September 10, 2015 — American Science and Engineering, Inc. (“AS&E”) (Nasdaq:ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced today the election of Hamilton W. Helmer, a leading expert on business strategy with extensive experience in the high-tech and security industries, as Chairman of the Board of Directors, effective immediately. Mr. Helmer, who has served as a Director of the Company since 2003, and has been serving as Chair of the Audit Committee and a member of the Nominating and Governance Committee, will succeed Denis R. Brown, who is retiring after serving as a Director since 2004 and as Chairman since 2008.

”Hamilton’s in-depth knowledge of our business, industry, and markets will continue to be a tremendous asset for our Board, executive team, and shareholders, while he assumes his new role as Chairman,” said Chuck Dougherty, President and Chief Executive Officer of AS&E. “I look forward to working closely with Hamilton and the rest of our Board as we continue to execute on our strategic initiatives to grow the business and enhance shareholder value.”

Hamilton Helmer has more than 30 years of experience in business strategy and management consulting for high-tech and security companies as well as expertise in finance, and corporate mergers and acquisitions. He is the managing partner and Chief Investment Officer of Strategy Capital LLC (general partner of Strategy Capital Investors I, LP, an investment partnership), and also serves as managing director of Deep Strategy LLC, a strategy consulting firm. Previously, Helmer served as managing partner and owner of Helmer & Associates, Deep Strategy’s predecessor firm. Since 2008, he has taught corporate and business strategy in the Economics Department at Stanford University. Helmer is a Phi Beta Kappa graduate of Williams College and earned his Ph.D. in Economics from Yale University.

Dougherty continued, “On behalf of the Company and the Board, I wish to thank Denis Brown for his leadership and insight and for the significant contributions that he made to AS&E over the last 11 years, first as a Director and most recently as our Chairman, positioning the Company for future success.”

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration, and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter® X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.